Exhibit 5.1

DLA Piper LLP (US) 701 Fifth Avenue, Suite 6900 Seattle, WA 98104-7044 T 206-839-4800 F 206-839-4801 W www.dlapiper.com

October 29, 2021

AEye, Inc.

One Park Place, Suite 200

Dublin, CA 94568

Re:	AEye, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to AEye, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement (the “Registration Statement”) on Form S-8 under the Securities Act of 1933, as amended (the “Act”), relating to the issuance of up to 46,580,003 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company, which may be issued pursuant to the AEye, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), the AEye, Inc. 2016 Stock Plan (the “2016 Plan”) and the 2014 US LADAR, Inc. Equity Incentive Plan (the “2014 Plan” and, together with the 2016 Plan and the 2021 Plan, the “Plans”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for the purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

On the basis of the foregoing, we are of the opinion that, when the Shares are issued and paid for in accordance with the terms of the Plans, they will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)